Exhibit 99.1

Charter Communications, Inc.
Commercial Revenue by Quarter
In Millions

                        1st Qtr     2nd Qtr     3rd Qtr     4th Qtr
Account                   2002        2002        2002        2002
                       ----------  ----------  ----------  ----------

Video Revenue (a)     $       28  $       30  $       30  $       31
High-Speed Data (b)            1           1           1           1
Other Revenue (c)              7           9          10          12
                       ----------  ----------  ----------  ----------
Total                 $       36  $       40  $       41  $       44
                       ==========  ==========  ==========  ==========

                        1st Qtr     2nd Qtr     3rd Qtr
Account                   2003        2003        2003
                       ----------  ----------  ----------

Video Revenue (a)     $       32  $       33  $       33
Other Revenue (c)             15          17          19
                       ----------  ----------  ----------
Total                 $       47  $       50  $       52
                       ==========  ==========  ==========

The intent of this schedule is to show the components of commercial revenue and their classification within Charter Communications, Inc.'s statement of operations prior to and including September 30, 2003.

(a) Represents video revenue from commercial and multi-dwelling structures (e.g. apartment complexes).

(b) Represents commercial revenue from our high-speed data product. This component became a part of Charter Business Networks (CBN) in 2003.

(c) Represents commercial revenue from our CBN service.